ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of August 29, 2003, supplements the Management Agreement (the "Agreement") dated as of August 1, 1997, by and between American Century Capital Portfolios, Inc., ("ACCP") and American Century Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following class (the "New Class") of shares to be issued by ACCP, and for such management shall receive the Applicable Fee set forth below:

                  Name of Series                              Applicable Fee

         Large Company Value Fund   R Class            0.90% of first $1 billion
                                                    0.80% of the next $4 billion
                                                           0.70% over $5 billion

         Equity Income Fund                 R Class                    1.00%

         2. ACIM shall manage the New Class in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                     CAPITAL PORTFOLIOS, INC.


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Janet A. Nash                                        Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                            MANAGEMENT, INC.


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Janet A. Nash                                        Charles A. Etherington
Assistant Secretary                                  Vice President